UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 1, 2014

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GREENHUNTER RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33893 (Commission File Number)	20-4864036 (IRS Employer Identification No.)

1048 Texan Trail GRAPEVINE, TEXAS (Address of principal executive offices)	76051 (Zip Code)

Registrant’s telephone number, including area code: (972) 410-1044

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Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 1, 2014, the Company’s wholly-owned subsidiary, GreenHunter Water, LLC, completed the sale of a saltwater disposal well and associated equipment located in Frio County, Texas pursuant to an Asset Purchase Agreement with Sable Environmental SWD 7, LLC. The Dilley Hunter SWD well was sold for total consideration of Four Million Seven Hundred Thousand Dollars ($4,700,000) which was received at closing. The Company also received at closing the final payment for that certain promissory note dated January 29, 2014, in the principal amount of Two Million Eight Hundred Seventy Five Thousand Dollars ($2,875,000) between GreenHunter Water, LLC and Sable Environmental SWD 5, LLC. Therefore, total cash consideration for these transactions totaled Seven Million Five Hundred Seventy Five Hundred Dollars ($7,575,000).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHUNTER RESOURCES, INC.

Date: May 6, 2014	By:	/s/ Morgan F. Johnston
Sr. Vice President, General Counsel and Secretary